Exhibit 4.1.2

AMENDMENT NO. 1 TO

FOURTH AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

This Amendment No. 1 (the “Amendment”) to the Fourth Amended and Restated Stockholders Agreement (the “Agreement”), dated as of June 27, 2002, by and among Eschelon Telecom, Inc., a Delaware corporation (the “Company”), certain holders of the Company’s Series A Preferred Stock, par value $0.01 per share, certain holders of the Company’s common stock, par value $0.01 per share, and certain individuals identified on the schedule of minority stockholders attached to the Agreement, is made as of December 23, 2004, and amends the Agreement, pursuant to Section 12.2 of the Agreement, to the extent expressly set forth herein.  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

1.             A new Section 16 shall be added to the Agreement and shall state as follows:

The holders of the Company’s Series B Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), identified on the Schedule of Series B Holders attached hereto and such other holders of Series B Preferred Stock who from time to time become a party hereto by executing a counterpart signature page (each, a “Series B Holder” and together the “Series B Holders”), with each Series B Holder’s respective number of shares of Series B Preferred Stock (“Series B Shares”) listed thereon, shall be deemed parties to this Agreement and shall have the same rights and obligations as Series A Holders with respect to Section 3 (“Tag Along” and “Drag Along” Rights), Section 4 (Transfer Rights), Section 6 (Preemptive Rights), Section 7 (Registration Rights), Section 9 (Certain Issuances and Transfers, Etc.), Section 10 (Remedies) and Section 11 (Legends) of the Agreement as if their Series B Shares were Series A Shares.  For the purposes of the Agreement, the Series B Shares shall be considered Shares and shall vote with the Series A Shares in order to determine actions taken by the Majority Series A Holders, with each Series A Share and each Series B Share carrying the right to cast one vote.

2.             This Amendment will become effective simultaneously with the “Closing” as that term is defined in the Series B Preferred Stock Purchase Agreement, dated as of December 23, 2004, by and among the Company and each of the persons listed on the schedule of purchasers attached thereto.

3.             Except as modified or supplemented by this Amendment, each of the terms of the Agreement remain unmodified and in full force and effect.

IN WITNESS WHEREOF, each of the undersigned has duly executed this Amendment as of the date first above written.

BAIN CAPITAL FUND VI, L.P.
By:	Bain Capital Partners VI, L.P., its general partner
By:	Bain Capital Investors , LLC, its general partner

By:	/s/ Ian Loring
	Name:	Ian Loring
	Title:	Managing Director

BCIP ASSOCIATES II
BCIP ASSOCIATES II-B
BCIP ASSOCIATES II-C
By:	Bain Capital Investors, LLC, their managing partner

By:	/s/ Ian Loring
	Name:	Ian Loring
	Title:	Managing Director

PEP INVESTMENTS PTY. LIMITED
By:	Bain Capital Investors, LLC, its attorney-in-fact

By:	/s/ Ian Loring
Name:	Ian Loring
Title:	Managing Director

RGIP, LLC

/s/ R. Bradford Malt
Name:	R. Bradford Malt
Title:	Managing Member

RANDOLPH STREET PARTNERS IV

/s/ Matthew Sternmetz
Name:	Matthew Sternmetz
Title:	Partner

WIND POINT PARTNERS IV, L.P.
By:	Wind Point Investor IV, L.P., as General Partner
By:	Wind Point Advisor, L.L.C., as General partner

By:	/s/ James P. TenBroeck
	Name:	James P. TenBroeck
	Title:	Managing Member

By:	/s/ James E. Forrest
	Name:	James E. Forrest
	Title:	Managing Member

WIND POINT IV EXECUTIVE ADVISOR PARTNERS, L.P.
By:	Wind Point Investor IV, L.P., as General Partner
By:	Wind Point Advisor, L.L.C., as General partner

By:	/s/ James P. TenBroeck
	Name:	James P. TenBroeck
	Title:	Managing Member

By:	/s/ James E. Forrest
	Name:	James E. Forrest
	Title:	Managing Member

WIND POINT ASSOCIATES IV, L.L.C.
By:	Wind Point Investor IV, L.P., as General Partner
By:	Wind Point Advisor, L.L.C., as General partner

By:	/s/ James P. TenBroeck
	Name:	James P. TenBroeck
	Title:	Managing Member

By:	/s/ James E. Forrest
	Name:	James E. Forrest
	Title:	Managing Member

STOLBERG, MEEHAN & SCANO II, L.P.
By:	Stolberg, Meehan & Scano, L.L.C., General Partner

By:	/s/ Peter VanGenderen
	Name:	Peter VanGenderen
	Title:	Authorized Representative

SMS II-A, L.P.
By:	Stolberg, Meehan & Scano, L.L.C., General Partner

By:	/s/ Peter VanGenderen
	Name:	Peter VanGenderen
	Title:	Authorized Representative

YALE UNIVERSITY

By:	/s/ David F. Swensen
	Name:	David F. Swensen
	Title:	Chief Investment Officer

ESCHELON TELECOM, INC.

By:	/s/ Richard A. Smith
	Name:	Richard A. Smith
	Title:	President & CEO

SCHEDULE OF SERIES B HOLDERS

Names and Addresses	No. of Shares of Series B Preferred Stock
Bain Capital Fund VI, L.P.	7,634,294.6667
111 Huntington Avenue
Boston, MA 02199
Attn:

BCIP Associates II	1,231,036.0000
111 Huntington Avenue
Boston, MA 02199
Attn:

BCIP Associates II-B	337,294.6667
111 Huntington Avenue
Boston, MA 02199
Attn:

BCIP Associates II-C	396,609.3333
111 Huntington Avenue
Boston, MA 02199
Attn:

RGIP, LLC	98,210.6667
111 Huntington Avenue
Boston, MA 02199
Attn:

Randolph Street Partners IV	98,210.6667
200 East Randolph Drive
Chicago, IL 60601
Attn:

PEP Investments PTY Ltd.	25,448.0000
111 Huntington Avenue
Boston, MA 02199
Attn:

Wind Point Partners IV, L.P.	7,832,947.7067
One Town Square
Suite 780
Southfield, MI 48076
Attn: Jim TenBroek

Wind Point IV Executive Advisor Partners, L.P.	58,857.3600
One Town Square
Suite 780
Southfield, MI 48076
Attn: Jim TenBroek

Wind Point Associates IV, L.L.C.	29,010.9333
One Town Square
Suite 780
Southfield, MI 48076
Attn: Jim TenBroek

Stolberg, Meehan & Scano II, L.P.	300,000.0000
370 17th Street
Suite 3650
Denver, CO 80202
Attn:

SMS II-A, L.P.	900,000.0000
370 17th Street
Suite 3650
Denver, CO 80202
Attn:

Yale University	1,058,080.0000
Yale Investments Office
230 Prospect Street
New Haven, CT 06511
Attn: David Swensen